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[REYNOLDS & REYNOLDS LOGO]                                              NEWS
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               REYNOLDS AND REYNOLDS SHAREHOLDERS APPROVE MERGER
                        WITH UNIVERSAL COMPUTER SYSTEMS

DAYTON, OHIO, OCTOBER 23, 2006 -- The Reynolds and Reynolds Company (NYSE:REY) announced that its shareholders approved the company's merger agreement with Universal Computer Systems, Inc., at a special meeting of shareholders held today at company headquarters.

Based on preliminary results announced at the meeting, more than 87 percent of the outstanding combined shares of Class A Common stock and Class B Common stock that were eligible to vote were voted in favor of the transaction.

Completion of the transaction, which remains subject to customary closing conditions as described in the merger agreement, is expected to occur at the end of the week.

As announced on August 8, 2006, under the terms of the merger agreement, holders of Reynolds' Class A common stock will receive $40 per share in cash. The transaction is valued at approximately $2.8 billion, including the assumption of Reynolds' debt.

The company will continue to be named The Reynolds and Reynolds Company, with the products and services of both Reynolds and UCS marketed under the Reynolds brand. Reynolds will continue to have headquarters and principal operations in Dayton, Ohio.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contain forward looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by the company may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) conditions to the closing of the transaction may not be satisfied; (2) Reynolds may be unable to achieve cost reduction and revenue growth plans; (3) the transaction may involve unexpected costs or unexpected liabilities; (4) the credit ratings of Reynolds or its subsidiaries may be different from what the parties expect; (5) the businesses of Reynolds may suffer as a result of uncertainty surrounding the transaction; (6) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (7) Reynolds may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause actual results to differ materially from those expressed or implied are discussed under "Risk Factors" in the Business section of our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


ABOUT REYNOLDS

Reynolds and Reynolds ( WWW.REYREY.COM ) has helped automobile dealers sell cars and take care of customers since 1927. Today, more than 15,000 dealers worldwide rely on Reynolds to help run their




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dealerships. In the U.S. and Canada, the REYNOLDSYSTEM(TM) combines comprehensive solutions, experienced people and proven practices that drive total dealership performance through a full range of retail Web and customer relationship management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services. Internationally, Reynolds serves dealers in more than 35 countries through a broad range of retailing solutions and consulting services.


MEDIA CONTACT:

Mark Feighery
937.485.8107
mark_feighery@reyrey.com